UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 581-2187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2018, the Compensation Committee of the Board of Directors of AeroVironment, Inc. (the “Company”) adopted the AeroVironment, Inc. Executive Severance Plan (the “Plan”), which provides for severance payments and other benefits to eligible employees, including each of the Company’s named executive officers (currently, Wahid Nawabi, Teresa Covington, Kirk Flittie, Ken Karklin, and Melissa Brown), due to the expiration on December 31, 2018 of all existing severance agreements between the Company and its officers, in accordance with their terms. The Plan provides for the payment of certain benefits to each such officer in connection with a change in control and/or the termination of the officer’s employment by reason of death or “disability,” by the Company without “cause,” or by the officer for “good reason,” in certain cases in connection with a “change in control” (in each case as defined in the Plan), as summarized below. Except as noted below, the terms of the severance payments and other benefits provided to each of the Company’s officers under the Plan are identical, and the Plan does not provide for a gross-up of severance benefits in the event that excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended, apply.

Upon termination of the officer’s employment by the Company without cause, and in the event there is no change in control of the Company within 3 months after or 18 months before termination of the officer’s employment, the officer is entitled to receive: (i) 1.0x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (1.5x for the Company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, and (iii) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer.

Upon termination of the officer’s employment by the Company without cause or by the officer for good reason within 3 months before a change in control, the officer is entitled to receive: (i) 1.5x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (2.5x for the Company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) acceleration of vesting and exercisability of restricted stock awards and options, (iv) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer, and (v) outplacement services for a period of 12 months following the termination date or until the first acceptance by the officer of an offer of employment, whichever comes first.

Upon termination of the officer’s employment by the Company without cause or by the officer for good reason within 18 months after a change in control, the officer is entitled to receive: (i) 1.5x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (2.5x for the Company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) acceleration of vesting and exercisability of restricted stock awards and options, (iv) vesting of any performance-based restricted stock units still eligible to vest, (v) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer, and (vi) outplacement services for a period of 12 months following the termination date or until the first acceptance by the officer of an offer of employment, whichever comes first.

The Plan also provides for the officer receiving the following severance benefits if the officer’s employment is terminated by reason of the officer’s death or disability: (i) 1.0x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (1.5x for the Company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, and (iii) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer.

To receive the severance benefits described above, the officer must execute a full release of any and all claims against the Company and comply with certain other obligations specified in the Plan.

The preceding summary is qualified in its entirety by reference to the full text of the Plan, which will be filed by the Company with its Quarterly Report on Form 10-Q for the fiscal quarter ending January 26, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: December 26, 2018	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer